Exhibit 99.1

Contact:	Tripp Sullivan
SCR Partners
(615) 760-1104
IR@contactAAC.com

AAC Holdings, Inc. Expands De Novo Pipeline with Hospital Entry in Southern California

BRENTWOOD, Tenn. – (February 3, 2015) AAC Holdings, Inc. (NYSE: AAC), added to its pipeline of de novo growth opportunities with the entry into a definitive agreement for the acquisition, through its subsidiary, Behavioral Healthcare Realty, LLC, of an 84-licensed-bed hospital in Aliso Viejo, California for an aggregate of $13.5 million in cash. The closing is expected to occur during the first quarter of 2015 and is subject to certain closing conditions, including the amendment or removal of certain use restrictions on the property.

The hospital is currently occupied by Arcadian at Aliso, a memory care living operator that will relocate to another facility in the area during 2015. AAC will begin renovation and rehabilitation of the facility in the first half of 2015 and expects to apply for a license to operate as a Chemical Dependency Recovery Hospital (“CDRH”). The Company expects to invest an additional $5 million for renovations and construction, which will include an additional 40 beds and has targeted a completion date for the first half of 2016.

Michael Cartwright, Chairman and Chief Executive Officer of AAC Holdings, noted, “Our de novo pipeline is a strong growth driver for us, and we have a demonstrated track record of creating growth and returns from these projects. With the addition of the Aliso Viejo facility in the Laguna Beach area to the 164-bed facility in Riverview, Florida and the 150-bed facility in Ringwood, New Jersey, we now have 438 beds in our pipeline that will increase our bed count by over 80% the next two years. The ability to operate this new facility as a Chemical Dependency Recovery Hospital will enable us to provide the highest levels of care in our industry and further solidify the footprint we have in the Southern California market with our 107-bed Forterus facility in Temecula and the 36-bed San Diego Addiction Treatment Center.”

About American Addiction Centers

American Addiction Centers is a leading provider of inpatient substance abuse treatment services. We treat adults as well as adolescents who are struggling with drug addiction, alcohol addiction, and co-occurring mental/behavioral health issues. We operate seven substance abuse treatment facilities and one mental health facility specializing in overeating disorders. Located throughout the United States, these facilities are focused on delivering effective clinical care and treatment solutions.

Forward Looking Statements

This release contains forward looking statements within the meaning of the federal securities laws. These forward looking statements are made only as of the date of this release. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “may,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements may include information concerning AAC Holdings’ possible or assumed future results of operations, including descriptions of AAC Holdings’ revenues, profitability, outlook and overall business strategy. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from the information contained in the forward looking statements. These risks, uncertainties and other factors include, without limitation: (i) our inability to operate our facilities; (ii) our reliance on our sales and marketing program to continuously attract and enroll clients; (iii) a reduction in reimbursement rates by certain third-party payors; (iv) our failure to successfully achieve growth through acquisitions and de novo expansions; (v) uncertainties regarding the timing of the closing of the transaction; (vi) the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; and (vii) general economic conditions, as well as other risks discussed in the “Risk Factors” section of the Company’s registration statement on Form S-1, as amended, and other filings with the Securities and Exchange Commission. As a result of these factors, we cannot assure you that the forward looking statements in this release will prove to be accurate. Investors should not place undue reliance upon forward looking statements.

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